                                                 Registration No. 33-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CENTRAL PARKING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                TENNESSEE                                     62-1052916
       (State or other jurisdiction                        (I.R.S. Employer
     of incorporation or organization)                  Identification Number)

                        2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                    (Address of Principal Executive Offices)
                                   (Zip Code)

        CENTRAL PARKING CORPORATION - ALLRIGHT EMPLOYEE STOCK OPTION PLAN
                              (Full Title of Plan)

                              MONROE J. CARELL, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           CENTRAL PARKING CORPORATION
                        2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                     (Name and Address of Agent for Service)

                                 (615) 297-4255
          (Telephone Number, Including Area Code for Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                            Proposed               Proposed Maximum            Amount of
Title of Securities               Amount to be            Maximum Offering         Aggregate Offering        Registration
to be Registered                  Registered(1)          Price Per Share(2)              Price                   Fee
----------------                  -------------          ------------------        ------------------        ------------
Common Stock, $.01 par value,       459,886              $33.688                   $15,492,639               $4,307

---------------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the Plan.

(2) Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on March 17, 1999.



                  Exhibit Index on Sequentially Numbered Page 8
                                  Page 1 of 8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Central Parking Corporation (the "Company" or the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 filed on December 29, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 filed on February 16, 1999.

         (c) The description of the Common Stock under "Description of Securities" contained in the Company's Registration Statement on Form 8-A (File Number 1-13950), filed September 14, 1995, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The audited consolidated financial statements of the Company incorporated by reference have been audited by KPMG LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm in giving said reports.

ITEM 6.           INDEMNIFICATION.

         Under the Amended and Restated Charter of the Company (the "Charter"), and in accordance with Section 48-18-502 of the Tennessee Business Corporation Act (the "TBCA"), the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and, then, only for such expenses as the court deems proper.

                  The Charter provides that the Company will pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the TBCA so requires, such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The Charter also provides that the Company may, in its sole discretion, indemnify any person who is or was one of its employees and agents or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of the TBCA. The Company has entered into an agreement with each of its directors providing for indemnification of such directors and the advancement of expenses to such directors under certain conditions. The Company plans to maintain insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.





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



ITEM 8.           EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.           UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if , in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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



                  4. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to partners, directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a partner, director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such partner, director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 22, 1999.

                                     CENTRAL PARKING CORPORATION


                                     By:  /s/ Monroe J. Carell, Jr.
                                          ------------------------------------
                                          Monroe J. Carell, Jr.
                                          Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Monroe J. Carell, Jr. and Stephen A. Tisdell and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                                 TITLE                           DATE
          ---------                                 -----                           ----
/s/ Monroe J. Carell, Jr.                Chief Executive Officer                March 15, 1999
---------------------------------        (Principal Executive Officer),
Monroe J. Carell, Jr.                    Chairman of the Board


/s/ James H. Bond                        President, Chief Operating             March 15, 1999
---------------------------------        Officer and Director
James H. Bond

/s/ Stephen A. Tisdell                   Chief Financial Officer                March 15, 1999
---------------------------------        (Principal Financial and
Stephen A. Tisdell                       Accounting Officer)

/s/ Edward G. Nelson                     Director                               March 15, 1999
---------------------------------
Edward G. Nelson

/s/ William C. O'Neil, Jr.               Director                               March 15, 1999
---------------------------------
William C. O'Neil, Jr.

/s/ Julia Carell Stadler                 Director                               March 15, 1999
---------------------------------
Julia Carell Stadler

/s/ Cecil Conlee                         Director                               March 15, 1999
---------------------------------
Cecil Conlee

/s/ Lowell Harwood                       Director                               March 15, 1999
---------------------------------
Lowell Harwood

/s/ Lewis Katz                           Director                               March 15, 1999
---------------------------------
Lewis Katz

  Exhibit No.                            Description of Exhibit
  -----------                            ----------------------
      4.1          Amended and Restated Charter of the Registrant, as amended
                   (incorporated by reference to Exhibit 4.1 to the Company's Registration
                   Statement No. 333-23869 on Form S-3).

      4.2          Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement No.
                   33-95640 on Form S-1).

      4.3          Central Parking Corporation 1998 Employee Stock Option Plan.

      5            Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

     23.1          Consent of KPMG LLP.

     23.2          Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (contained in
                   Exhibit 5).

     24            Power of Attorney (see pages II-5 and II-6).



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